UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 1, 2009


                          L-1 IDENTITY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     001-33002                02-08087887
(State or other jurisdiction          (Commission             (I.R.S. employer
      of incorporation)               file number)           identification no.)


                  177 BROAD STREET, STAMFORD, CONNECTICUT 06901
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (203) 504-1100


                                 Not Applicable
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01    Other Events.

         L-1 Identity Solutions, Inc. (the "Company") is filing this Current Report on Form 8-K for the purpose of updating the description of its capital stock. That description was contained in the registration statement on Form 8-A (File No. 011-33002) filed with the Securities and Exchange Commission (the "SEC") on August 29, 2006 pursuant to Section 12(b) of the Securities Exchange Act of 1934 (as amended) (the "Exchange Act"). To the extent the following description is inconsistent with prior filings, it modifies and supersedes those filings. This description will be available for incorporation by reference into certain of the Company's filings with the SEC under the Securities Act of 1933, as amended, and the Exchange Act, including registration statements.

            DESCRIPTION OF L-1 IDENTITY SOLUTIONS, INC. CAPITAL STOCK

The statements in this description of the Company's capital stock are brief summaries of, and are subject to the provisions of, the Company's amended and restated certificate of incorporation, amended and restated bylaws and the relevant provisions of the Delaware General Corporation Law.

Our authorized capital stock consists of 125,000,000 shares of Common Stock, par value $0.001 per share, and 2,000,000 shares of Preferred Stock, par value $0.001 per share, of which 25,000 shares are designated as Series A Convertible Preferred Stock.

Common Stock

Dividends

         Subject to preferences that may apply to shares of our preferred stock outstanding at the time, common stockholders are entitled to receive dividends out of assets of the Company that are legally available for distribution, in amounts that our board of directors may determine in their sole discretion. To date, we have not paid any cash dividends. Additionally, our credit facility prevents us from paying dividends or making other distributions to our common stockholders.

Voting Rights

         Common stockholders are entitled to one vote per share held on all matters submitted to a vote of our stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that holders of a plurality of our voted common stock can elect directors then standing for election.

No Preemptive or Similar Rights.

         Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Liquidation and Other Rights

         In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, assets of the Company that are legally available for distribution to common stockholders shall be distributed ratably among then existing common stockholders after payment of any liquidation preferences on any outstanding preferred stock.


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Preferred Stock

         Under our certificate of incorporation, as amended to date, we have authority to issue, in one or more series, 2,000,000 shares of preferred stock, par value $0.001 per share. The number of authorized shares of preferred stock may be increased or decreased by the affirmative vote of the holders of a majority of our outstanding stock without the separate vote of holders of preferred stock as a class.

         Our board of directors is authorized to designate, for each series of preferred stock, the preferences, qualifications, limitations, restrictions and optional or other special rights of such series. The issuance of preferred stock could adversely affect our common stockholders' voting power and ability to receive dividend payments or distributions in the event of a liquidation, dissolution or winding-up and could delay, defer or prevent a change-in-control.

Series A Preferred Stock

         We have 25,000 shares of preferred stock, par value $0.001 per share, designated as Series A Convertible Preferred Stock. No shares of Series A Convertible Preferred Stock are outstanding. Pursuant to the securities purchase agreement we entered into on June 30, 2008 with our Chairman and Chief Executive Officer, Robert V. LaPenta, 15,107 shares of our Series A Convertible Preferred Stock were issued to Mr. LaPenta and Mr. LaPenta was entitled to a contractual price protection right to receive up to 2,185 additional shares of Series A Convertible Preferred Stock. As of May 11, 2009, the 15,107 outstanding shares of Series A Convertible Preferred Stock issued to Mr. LaPenta were converted into 1,145,337 shares of common stock. On July 1, 2009, 2,185 shares of Series A Convertible Preferred Stock were issued to Mr. LaPenta in satisfaction of his contractual price protection right and converted into 165,655 shares of our common stock.

Dividend Rights.

         Holders of Series A Convertible Preferred Stock are entitled to receive dividends equally, ratably and on the same date as our common stockholders. We can elect whether to declare dividends in cash or to not declare and pay dividends, in which case the per share dividend amount will be added to the liquidation preference of $1,000 per share of Series A Convertible Preferred Stock. Dividends payable in shares to holders of our Series A Convertible Preferred Stock are paid in Series A Convertible Preferred Stock.

Voting Rights.

         Other than as provided by the Delaware General Corporation Law, or DGCL, holders of our Series A Convertible Preferred Stock do not have voting rights.

Conversion Rights and Redemption Rights.

         Each share of Series A Convertible Preferred Stock issued to Mr. LaPenta was convertible at a conversion price of $13.19 per share of common stock upon any transfers by Mr. LaPenta to third parties that are unaffiliated with Mr. LaPenta or upon stockholder approval, in accordance with the rules and regulations of the New York Stock Exchange. Such stockholder approval was obtained at our annual meeting of stockholders held on May 6, 2009.

Right to Receive Liquidation Distributions.

         The Series A Convertible Preferred Stock has an initial liquidation preference of $1,000 per share, an amount that increases for accrued and unpaid dividends. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of Series A Convertible Preferred


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Stock, upon the redemption of such shares then outstanding, shall be entitled to be paid the liquidation preference out of the assets of the Company that are legally available for distribution to its stockholders, before any distribution is made to common stockholders. Upon the occurrence of a merger, consolidation, share purchase or similar business combination transaction, holders of our Series A Convertible Preferred Stock are entitled to receive the same consideration as our common stockholders as if the Series A Convertible
Preferred Stock was converted into common stock immediately prior to the occurrence of such event.

Provisions of Our Certificate of Incorporation and By-laws and Delaware Law

         Classified board of directors. Our certificate of incorporation, as amended, limits the size of our board of directors to fourteen and establishes separate director classifications. Our current board consists of ten directors of which there are (i) three Class I directors whose term of office expires in 2012, (ii) three Class II directors whose term of office expires in 2010, and
(iii) four Class III directors whose term of office expires in 2011.

         Anti-Takeover Provisions. Our certificate of incorporation, by-laws and the DGCL may delay, defer or discourage another person or entity from acquiring control of us.

         For example, we are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any "business combination" with an "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder, unless:

     o the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

     o at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of securityholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock that is not owned by the interested stockholder; or

     o upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

         With certain exceptions, an "interested stockholder" is a person or group who or which owns 15% or more of a corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.


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
         In general, Section 203 defines a business combination to include:

     o any merger or consolidation involving the corporation and the interested stockholder;

     o any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

     o subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

     o any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

     o the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.


         A Delaware corporation may "opt out" of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. However, we have not "opted out" of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire us.

Transfer Agent and Registrar

         The transfer agent for our common stock is Computershare Limited.

Listing

         Our common stock is traded on the New York Stock Exchange under the symbol "ID."







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 1, 2009


                           L-1 IDENTITY SOLUTIONS, INC.

                           By: /s/ Robert V. LaPenta
                               ------------------------------------------------
                               Robert V. LaPenta
                               Chairman, President and Chief Executive Officer




















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